UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2009

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (b)  DEPARTURE OF DIRECTORS

On September 23, 2009, Dr. Ray Samuels indicated his intention to retire for personal reasons from the position of Director at Independence Bancshares, Inc. (the “Company”) and its subsidiary, Independence National Bank (the “Bank”), effective October 28, 2009.  Dr. Samuels’ decision to retire from the Board of Directors did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.  The Company is grateful for his years of dedicated service.

The Board of Directors of the Company is currently made up of 16 members, including Dr. Samuels.  The Company does not anticipate nominating an individual to fill this position at this time; thus, upon Dr. Samuels’ retirement, the Board of Directors of the Company will be decreased in size to 15 members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

		By:	/s/ Lawrence R. Miller
		Name:	Lawrence R. Miller
		Title:	Chief Executive Officer

Dated:	September 28, 2009